SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

BIOLOG, INC.
(Exact name of registrant as specified in its charter)

Utah	87-0279370
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Indemnification No.)

123 Parker Avenue, Liverpool, NY 13088
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code (315) 703-9017

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CAUTION REGARDING FORWARD-LOOKING INFORMATION

All statements contained in this Form 10, other than statements of historical facts, which address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words "believe,"  "anticipate,"  "expect" and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties that may cause actual results to differ materially.

           Consequently, all of the forward-looking statements made in this Form 10 are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

As used in this Form 10, unless the context requires otherwise, "we" or "us" or “us" means Biolog, Inc.

Item 1.            Business

We were originally named “National Treasure Mines Company” or “NTM” were originally incorporated on February 18, 1927 under the laws of the State of Utah.  Our original purpose was to engage in, carry on, and conduct a general mining business in the State of Utah.

On October 31, 1986,  we approved the merger and reorganization between “National Treasure Mines Company” and “Roskamp Manley Associates Inc.” or “RMA”, a California corporation.  RMA remained a wholly-owned subsidiary of NTM until RMA did not renew their business charter in California and ceased to exist.

On December 18, 1986, we filed Amended Articles of Incorporation and changed the name of the Company to “N.T.M. Inc.” under the laws of the State of Utah.

On June 29, 1994, we completed an acquisition of Larson # 11-28 and Zadow # 23-34, two wells in Radcliff and Mission Canyon in the State of Montana.  These wells were considered to be non-performing and were disposed, they do not remain our assets.  Being unable to achieve our intended purpose, we ceased operations and became dormant in 1995, having no assets or liabilities.

We remained in this condition until in November 4, 2004, an Application for Reinstatement was completed and filed with the State of Utah.  On December 15, 2004 an Amended and Restated Articles of Incorporation was filed under the laws of the State of Utah, whereby our name was changed to “Biolog, Inc”.  Since 2004, we have not commenced any operations.

On January 22, 2009 an Application of Reinstatement was filed with the State of Utah.

On February 17, 2009, we adopted an Amendment to the Articles of Incorporation that vacated all the previous Articles of Incorporation in their entirety.  The Amendment to the Articles of Incorporation was filed on April 20, 2009 with the State of Utah and effective retroactively.

On February 17, 2009, our stockholders approved an amendment to our articles of incorporation to effect a 1 for 100 reverse stock split (the “Reverse Split”) of our common stock, $.001 par value per share. The effective date of the reverse split was April 20, 2009. Upon effectiveness of the Reverse Split, each stockholder received one share of common stock for every 100 shares of common stock owned and outstanding as of the record date. The Reverse Split does not affect the number of shares of common stock authorized for issuance.

The Company has not commenced any operations and has no products or services as of March 31, 2009 and December 31, 2008.

           We are voluntarily filing this Registration Statement on Form 10 to register the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

We are presently seeking a merger, acquisition or other business combination transaction with a privately owned entity seeking to become a publicly owned entity. Our current principal business activity is to seek a suitable acquisition candidate through acquisition, merger, reverse merger or other suitable business combination method.

           As a "reporting company," we may be more attractive to a private acquisition target because our common stock is eligible to be quoted on the OTC Bulletin Board although there is no assurance it will be quoted.  As a result of filing this registration statement, we will be obligated to file with the Securities and Exchange Commission (the "Commission") certain periodic reports, including an annual report containing audited financial statements.  We anticipate that we will continue to file such reports as required under the Exchange Act.

           We are a shell company as defined under Rule 12b-2 of the Exchange Act in that we are a registrant, other than an asset-backed issuer, that have 1) no or nominal operations; and 2) either i) no or nominal assets; ii) assets consisting solely of cash and cash equivalents; or iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

Private companies wishing to become publicly traded may wish to merge with a shell company like us through a reverse merger or reverse acquisition transaction whereby the shareholders of the private company become the majority of the shareholders of the combined company.  The private company may purchase for cash all or a portion of the common shares of the shell corporation from its major stockholders.  Typically, the board and officers of the private company become the new board and officers of the combined company and often the name of the private company becomes the name of the combined entity.

           We have very limited capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity.  We intend to seek opportunities demonstrating the potential of long-term growth.  Now, we have not yet identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition.

           No direct discussions are expected to occur until after the effective date of this registration statement. No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, given the  limited  funds  that  are  expected  to  be  available  for   acquisitions Furthermore, no assurance can be given that any acquisition, which does occur, will be on terms that are favorable to us or our current stockholders.

Our search will be directed toward small and medium-sized enterprises, which have a desire to become public corporations.  In addition, these enterprises may wish to satisfy, either currently or in the reasonably near future, the minimum tangible asset requirement in order to qualify shares for trading on NASDAQ or on an exchange such as the NYSE Alternext U.S. (See the subsection of this Item 1 called “Investigation and Selection of Business Opportunities").

We anticipate that the business opportunities presented to us will either (i) be in the process of formation, or be recently organized with limited operating history or a history of losses attributable to under-capitalization or other factors; (ii) experiencing financial or operating difficulties; (iii) be in need of funds to develop new products or services or to  expand  into a new  market,  or  have  plans  for  rapid  expansion  through acquisition of competing businesses; or (iv) has other similar characteristics.

We intend to concentrate our acquisition efforts on properties or businesses that we believe to be undervalued or that we believe may realize a substantial benefit from being publicly owned.  Given the above factors, investors should expect that any acquisition candidate might have little or no operating history, or a history of losses or low profitability.

           We do not propose to restrict our search for investment opportunities  to  any  particular  geographical  area  or  industry,  and  may, therefore, engage in essentially any business, to the extent of our limited resources.  Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions and other factors.

As a consequence of the registration of our securities, any entity which has an interest in being acquired by, or merging into the Company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities.  In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of the Company would either be issued by the Company or be purchased from the current principal stockholders of the Company by the acquiring entity or its affiliates.  If stock is purchased from the current principal stockholders, the transaction is likely to result in substantial gains to the current principal stockholders relative to their purchase price for such stock.  In the Company's judgment, none of the officers and directors would thereby become an underwriter within the meaning of the Section 2(11) of the Securities Act of 1933, as amended, as long as the transaction is a private transaction rather than a public distribution of securities. The sale of a controlling interest by certain principal stockholders of the Company would occur at a time when minority stockholders are unable to sell their shares because of the lack of a public market for such shares.

           Depending upon the nature of the transaction, our current officers and directors may resign their management and board positions in connection with a change of control or acquisition of a business opportunity (see the subsection of this Item 1 called "Form of Acquisition" and  Item 1A "Risk Factors").  In the event of such a resignation, our current management would thereafter have no control over the conduct of the Company's business.

           It is anticipated that business opportunities will come to our attention from various sources, including our officers and directors, our other stockholders,   professional   advisors such as attorneys and   accountants, securities broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. We have no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for us.

INVESTIGATION AND SELECTION OF BUSINESS OPPORTUNITIES

           To a large extent, a decision to participate in a specific business opportunity may be made upon management’s analysis of the quality of the other company’s management and personnel, the anticipated acceptability of new products  or  marketing  concepts,  the  merit  of  technological  changes,  the perceived benefit the business opportunity will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is  anticipated  that  the  historical  operations  of a  specific  business opportunity may not necessarily be indicative of the potential for the future because of a variety of factors, including, but not limited to, the possible need to expand substantially, shift marketing approaches, change product emphasis, change or substantially augment management, raise capital and the like.

           It is anticipated that we will not be able to diversify, but will essentially be limited to the acquisition of one business opportunity because of our limited financing.  This lack of diversification will not permit us to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase our securities.

           Certain types of business acquisition transactions may be completed without any   requirement  that we first submit the transaction to the stockholders for their approval.  In the event the proposed transaction is structured in such a fashion that stockholder approval is not required, holders of our securities (other than principal stockholders holding a controlling interest) should not anticipate that they would be provided with financial statements or any other documentation prior to the completion of the transaction.  Other types of transactions may require prior approval of the stockholders.

           In the event a proposed business combination or business acquisition transaction requires stockholder approval, we will be required to prepare a Proxy or Information Statement describing the proposed transaction, file it with the Securities and Exchange Commission for review and approval, and mail a copy of it to all our stockholders prior to holding a stockholder meeting for purposes of voting on the proposal or if no stockholders meeting will  be  held,  prior  to  consummating  the  proposed  transaction.   Minority shareholders may have the right, in the event the transaction is approved by the required number of stockholders, to exercise statutory dissenter’s rights and elect to be paid the fair value of their shares.

           The analysis of business opportunities will be undertaken by or under the supervision  of  our officers  and  directors,   none  of  whom  are professional   business  analysts  (See  the  section  of  this  Item  2  called "Management").  Although there are no current plans to do so, our management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since our management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or the total amount of fees that may be paid.  However, due to our limited resources, it is likely that any such fee we agree to pay would be paid in stock and not in cash.

            Otherwise,   in analyzing   potential business   opportunities,   our management anticipates that it will consider, among other things, the following factors:

•	Potential for growth and profitability indicated by new technology, anticipated market expansion, or new products;

•	Our perception of how any particular business opportunity will be received by the investment community and by our stockholders;

•
Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the near future of becoming, sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15g-9 adopted by the Securities and Exchange Commission (See the subsection of this Item 1A called "Risk Factors - Regulation of Penny Stocks");

•
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

•	The extent to which the business opportunity can be advanced;

•	Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

•	Strength and diversity of existing management or management prospects that are scheduled for recruitment;

•	The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

           We are unable to predict when we may participate in a business opportunity.  We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

           Prior to making a decision to participate in a business opportunity, we will generally request that we be provided with written materials regarding the business opportunity containing as much relevant information as possible,  including,  but not  limited  to,  such  items  as a  description  of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during the relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial  statements,  or  if  they  are  not  available,  un-audited financial statements, together with reasonable assurance that audited financial statements would be able to be produced within a reasonable period not to exceed 60 days following completion of a merger or acquisition transaction; and the like.

As part of our investigation, our executive officers and directors may meet personally with management and key personnel, may visit moreover, inspect material facilities; obtain independent analysis or verification of certain information provided, check references of management and key personnel, in addition, take other reasonable investigative measures, to the extent of our limited financial resources and management expertise.

            It is possible that the range of business opportunities that might be available for consideration by the Company could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of penny stocks. The regulations would affect, and possibly impair, any market that might develop in our securities until such time as they qualify for listing  on  NASDAQ  or on  an  exchange  which  would  make  them  exempt  from applicability of the penny stock regulations. (see the subsection of this Item 1A called "Risk Factors - Regulation of Penny Stocks").

We believe that various types of potential merger or acquisition candidates might find a business combination with us to be attractive.  These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current stockholders, acquisition candidates, which have long-term plans for raising capital through public sale of securities and believe that the possible prior existence of a public  market  for  their  securities  would  be  beneficial,  and  acquisition candidates  which  plan  to  acquire   additional  assets  through  issuance  of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates, who have a need for an immediate cash infusion, are not likely to find a potential business combination with us to be an attractive alternative.

FORM OF ACQUISITION

           It is impossible to predict the manner in which we may participate in a business opportunity.  Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of our review and the relative negotiating strength and such promoters, the legal structure or method deemed by management to be suitable will be selected.  Such structure may include, but is not limited to, leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements.  We may act directly or indirectly through an interest in a partnership, corporation or other form of organization.  Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization.  In addition, the present management and stockholders of the Company most likely will not have control of a majority of the voting stock of the Company following a merger or reorganization transaction. As part of such a transaction, our existing directors may resign and new directors may be appointed without any vote by stockholders.

           It is likely that we will acquire our participation in a business opportunity through the issuance of common stock or other securities of the Company.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called B tax free reorganization under the Internal Revenue Code of 1986 as amended, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e., 80% or more) of the common stock of the combined entities immediately following the reorganization.  If a transaction were structured to take advantage of these provisions rather than other tax-free provisions provided under the Internal Revenue Code, our current stockholders would retain taken together 20% or less of the total issued and outstanding shares.  This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officers, directors and principal stockholders.

           It is anticipated that any new securities issued in any reorganization would be issued in reliance upon one or more exemptions from registration under applicable federal and state securities laws to the extent that such exemptions are available.  In some circumstances, however, as a negotiated element of the transaction, we may agree to register such securities either at the time the transaction is consummated or under certain conditions at specified times thereafter.  The issuance of substantial additional securities and their potential sale into any trading market that might develop in our securities may have a depressive effect upon such market.

           We will participate in a business opportunity only after the negotiation and execution of a written agreement.  Although the terms of such agreement cannot be predicted, generally such an  agreement  would  require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

           As a general matter, we anticipate that we, and/or our principal stockholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement.  Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable.  Neither we nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement is executed.  Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specific grounds.

           It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.  Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, our inability to pay until an indeterminate future time may make it impossible to produce goods and services.

COMPETITION

           We expect to encounter substantial competition in our efforts to locate attractive business combination opportunities.  The competition may in part come from business development companies, venture capital partnerships and corporations, small investment companies, brokerage firms, and the like. Some of these types of organizations are likely to be in a better position than us to obtain access to attractive business acquisition candidates either because they have greater experience, resources and managerial capabilities than us, because they are able to offer immediate access to limited amounts of cash, or for a variety of other reasons.  We also will experience competition from other public companies with similar business purposes, some of which may also have funds available for use by an acquisition candidate.

EMPLOYEES

            We currently have no employees.  We expect to use consultants, attorneys and accountants as necessary, and do not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Item 1A.         Risk Factors

            Our business and plan of operation is subject to numerous risk factors, including, but not limited to, the following:

Our limited operating history makes its potential difficult to assess.

           We have no assets or financial resources.  We will, in all likelihood, continue to sustain operating expenses without corresponding revenue, at least until the consummation of a business combination.  This will most likely result in the Company incurring a net operating loss, which will increase continuously until we can consummate a business combination with a target company.  There is no assurance that we can identify such a target company and consummate such a business combination.

We have no agreement for a business combination and no minimum requirements for a business combination.

           We have no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. There can be no assurance that we will  be  successful  in  identifying  and evaluating   suitable business  opportunities or in concluding a business combination.  No particular industry or specific business within an industry has been selected for a target company.  We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target company to have achieved, or without which we would not consider a business combination with such business entity. Accordingly, we may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.  There is no assurance that we will be able to negotiate a business combination on terms favorable to us.

There is no assurance of success or profitability of the Company.

           There is no assurance that we will acquire a favorable business opportunity.   Even if we should become involved in a business opportunity, there is no assurance that we will generate revenue or profits, or that the market price of our outstanding shares will be increased thereby.  The type of business to be acquired may be one that desires to avoid effecting  its  own  public  offering  and  the  accompanying  expense,  delays, uncertainties and federal and state requirements which purport to protect investors.  Because of our limited capital, it is more likely than not that any acquisition by the Company will involve other parties whose primary interest is the acquisition of control of a publicly traded company.  Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

We may not be able to diversify its business.

           Because we have limited financial resources, it is unlikely that we will be able to diversify our acquisitions or operations.  Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

We have only three directors and two officers.

           Because management consists of only three persons, while seeking a business combination, Amanda Godin, the President of the Company, Garry McHenry, the Secretary of the Company, and Devon Nish, the Director of the Company, will be the only individuals responsible in conducting the day-to-day operations of the Company.  We do not benefit from having access to multiple judgments that a greater number of directors or officers would provide, and we will rely completely on the judgment of our two officers and one director when selecting a target company.  Ms. Godin, Mr. McHenry, and Mr. Nish anticipate devoting only a limited amount of time per month to the business of the Company.  Ms. Godin, Mr. McHenry, and Mr. Nish have not entered into a written employment agreement with the Company and they are not expected to do so. We do not anticipate obtaining key man life insurance on Ms. Godin, Mr. McHenry, or Mr. Nish. The loss of the services of Ms. Godin, Mr. McHenry, and Mr. Nish would adversely affect development of our business and our likelihood of continuing operations.

We depend on management and management's participation is limited.

           We will be entirely dependent upon the experience of our officers and directors in seeking, investigating, and acquiring a business and in making decisions regarding our operations.  It is possible that, from time to time, the inability of such persons to devote their full time attention to the Company will cause the Company to lose an opportunity.

Conflicts of interest exist between the Company and its management.

           Certain conflicts of interest exist between the Company and its officers and directors.  They have other business interests to which they currently devote attention, and are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner that is consistent with their fiduciary duties to the Company.

           It is anticipated that our principal stockholders may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction.  In this process, our principal stockholders may consider their own personal pecuniary benefit rather than the best interest of other Company shareholders.  Depending upon the nature of a proposed transaction, Company stockholders other than the principal stockholders may not be afforded the opportunity to approve or consent to a particular transaction.

We may need additional financing.

           We have very limited funds, and such funds, may not be adequate to take advantage of any available business opportunities.  Even if our currently available funds prove to be sufficient to pay for our operations until we are able to acquire an interest in, or complete a transaction with, a business opportunity, such funds will clearly not be sufficient to enable it to exploit the opportunity. Thus, the ultimate success of the Company will depend, in part, upon our availability to raise additional capital. In the event that we require modest amounts of additional capital to fund our operations until we are able to complete a business acquisition or transaction, such funds, are expected to be provided by the principal shareholders.  However, we have not investigated the  availability,  source, or terms that might govern the acquisition of the additional capital, which is expected to be required in order to exploit a business opportunity, and will not do so until we have determined the level of need for such additional financing.  There is no assurance that additional capital will be available from any source or, if available, that it can be obtained on terms acceptable to the Company.  If not available, our operations will be limited to those that can be financed with our modest capital.

We may need to depend upon outside advisors.

           To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by our officers, without any input by shareholders. Furthermore, it is anticipated that such persons may be engaged on an as needed basis without a continuing fiduciary or other obligation to the Company. In the event the officers and directors of the Company consider it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if those affiliates are able to provide the required services.

REGULATION OF PENNY STOCKS

           The Securities and Exchange Commission (the “Commission") has adopted a number of rules to regulate “penny stocks." Such rules include Rule 3a51-1 and Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended. Because our securities may constitute “penny stocks" within the meaning of the rules (as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, largely traded in the National Association of Securities Dealers’ (NASD) OTC Bulletin Board or the "Pink Sheets", the rules may apply to us and to our securities.

           The Commission has adopted Rule 15g-9 that established sales practice requirements low price securities. Unless the transaction is, exempt, it shall be unlawful for a broker or dealer to sell a penny stock to, or to effect  the  purchase  of a penny  stock  by,  any  person  unless  prior to the transaction:  (i) the broker or dealer has approved the person’s account for transactions in penny stock pursuant to this rule and (ii) the broker or dealer has received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

           In order to approve a person's account for transactions in penny stock, the broker or dealer must:  (a) obtain from the person information concerning the person's financial situation, investment experience, and investment objectives; (b) reasonably determine that transactions in penny stock are suitable for that person, and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; (c) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination (i) stating in a highlighted format that it is unlawful for the broker or dealer to affect a transaction in penny stock unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction  from  the  person;   and  (ii)  stating  in  a  highlighted  format immediately preceding the customer signature line that (iii) the broker or dealer is required to provide the person with the written statement; and (iv) the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person’s financial situation, investment experience, and investment objectives; and (d) receive from the person a manually signed and dated copy of the written statement.

           It is also required that disclosure be made as to the risks of investing in penny stock and the commissions payable to the broker-dealer, as well as current price quotations and the remedies and rights available in cases of fraud in penny stock transactions.  Statements, on a monthly basis, must be sent to the investor listing recent prices for the Penny Stock and information on the limited market.  Shareholders should be aware that, according to Securities and Exchange Commission Release No.  34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We may have significant competition for business opportunities and combinations and may be at a competitive disadvantage in completing a business combination.

           We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities.  A large number of established and well-financed entities, including venture capital firms are active in mergers and acquisitions of companies.  Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  Moreover, we will also compete in seeking merger or acquisition candidates with other public shell companies, some of which may also have funds available for use by an acquisition candidate.

The reporting requirements imposed upon us may delay or preclude our ability to enter into a business combination.

           Pursuant to the requirements of Section 13 of the Exchange Act, we are required to provide certain information about significant acquisitions including audited financial statements of the acquired company.  Because we are a shell company, these audited financial statements must be furnished within four business days   following the effective   date of a business combination.   Obtaining   audited   financial   statements   are the economic responsibility of the target company.  The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us.  Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.  Notwithstanding a target company’s agreement to obtain audited financial statements within the required time frame, such audited financials may not be available to us at the time of effecting a business combination. In cases where audited financials are unavailable, we will have to rely upon un-audited information that has not been verified by outside auditors in making our decision to engage in a transaction with the business entity.  This risk increases the prospect that a business combination with such a business entity might prove to be an unfavorable one for us.

We lack market research and a marketing organization.

           We have neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company.  In the event demand exists for a transaction of the type contemplated  by  the  Company,  there  is no  assurance  the  Company  will  be successful in completing any such business combination.

It is probable that there will be a change in control of the Company and/or management.

           In conjunction with completion of a business acquisition, it is anticipated that we will issue an amount of our authorized, but un-issued common stock that represents the greater majority of the voting power and equity of the Company, which will, in all likelihood, result in stockholders of a target company obtaining a controlling interest in the Company.  As a condition of the business combination agreement, the current stockholder(s) of the Company may agree to sell or transfer all or a portion of our common stock he/they own(s) so to  provide  the  target  company  with  all or  majority  control.  The resulting change in control of the Company will likely result in removal of the present officers and directors of the Company and a corresponding reduction in or elimination of his/their participation in the future affairs of the Company.

Stockholders will likely suffer a dilution of the value of their shares upon a business combination.

           A business combination normally will involve the issuance of a significant number of additional shares.  Depending upon the value of the assets acquired in such business combination, the per-share value of our common stock may increase or decrease, perhaps significantly.

No public market exists and no public market may develop for the Company’s common stock.

           There is currently no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile.  Factors such as those discussed in this "Risk Factors” section may have a significant impact upon the market price of the securities offered hereby.  Owing to the low price of  the  securities,   many  brokerage  firms  may  not  be  willing  to  effect transactions in the securities.  Even if a purchaser finds a broker willing to effect a transaction in these securities,   the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the sales proceeds.

Registration of shares of the Company's common stock may be required for resale.

           It is the Commission's position that securities issued by a "shell" company such as Biolog, Inc., cannot be sold under the exemption from registration provided by Rule 144 promulgated under the Securities Act of 1933 (the "Act"), but must be registered under the Securities Act of 1933. Accordingly, the securities sold to our affiliates may have to be registered under the Act prior to resale.  Any other   securities  issued  to  individuals in  the  capacity  of  management, affiliates,  control persons and promoters may also have to be registered  prior to resale and shall be issued with appropriate  restricted legend to reflect the registration requirements.

There may be restrictions imposed by states on the sale of common stock by investors.

           Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware, that there may be significant state Blue Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities.  Accordingly, investors should consider the secondary market for our securities to be a limited one.

We may be subject to additional risks because of doing business in a foreign country.

           We may effectuate a business combination with a merger target whose business operations or even headquarters, place of formation or primary place of business are located outside the United States of America.  In such event, we may face the significant additional risks associated with doing business in that country. In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers that may make it difficult to evaluate such a merger target, ongoing business risks result from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners,   corrupt practices, uncertain economic policies and potential political and economic instability that may be exacerbated in various foreign countries.

The consummation of a business combination may subject us and our stockholders to federal and state taxes.

           Federal and state tax consequences will, in all likelihood, be major considerations in any business combination that we may undertake. Currently, such transactions may be structured to result in tax-free treatment to both companies, pursuant  to  various  federal  and  state  tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

Item 2.            Financial Information

GENERAL

We were originally named “National Treasure Mines Company” or “NTM” and were originally incorporated on February 18, 1927 under the laws of the State of Utah.  We have been renamed “ Biolog, Inc.” in 2004 and since that time, have not had any operations.

Our current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

It is the intent of management and our significant stockholder, Joseph Passalaqua to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.  However, there is no legal obligation for either management or our significant stockholder, Joseph Passalaqua to provide additional future funding. Should this pledge fail to provide financing and we have not identified any alternative sources of funding.  There will be substantial doubt about our ability to continue as a going concern.

Our need for capital may change dramatically because of any business acquisition or combination transaction.  There can be no assurance that we will identify any such business, product, technology or company suitable for acquisition in the future.  Further, there can be no assurance that we will be successful in consummating any acquisition on favorable terms or that we will be able to profitably manage the business, product, technology or company we acquire.

PLAN OF OPERATION

GENERAL

              Our current purpose is to seek, investigate and, if such investigation warrants, merge or acquire an interest in business opportunities presented to us by persons or companies who or which desire to seek the perceived advantages of a Securities Exchange Act of 1934 registered corporation.  As of the date hereof, we have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition, and neither our officer and director nor any promoter has engaged in any negotiations with any representatives of the owners of any business or company regarding the possibility of a merger or acquisition between us and such other company.

Pending negotiation and consummation of a combination, we anticipate that we will have, aside from carrying on our search for a combination partner, no business activities, and, thus, will have no source of revenue.  Should we incur any significant liabilities prior to a combination  with  a  private  company,  we may  not be  able  to  satisfy  such liabilities as are incurred.

If our management pursues one or more combination opportunities beyond the preliminary negotiations stage and those negotiations are subsequently terminated, it is foreseeable that such efforts will exhaust our ability to continue to seek such combination opportunities before any successful combination can be consummated.  In that event, our common stock will become worthless and holders of our common stock will receive a nominal distribution, if any, upon our liquidation and dissolution.

MANAGEMENT

We are in the development stage and currently have no full-time employees.  Ms. Amanda Godin is our President and director, Garry McHenry is our Secretary and director, and Devon Nish is our Director.  Ms. Godin, Mr. McHenry, and Mr. Nish have agreed to allocate a limited portion of their time to the activities of the Company without compensation.  Potential conflicts may arise with respect to the limited time commitment by Ms. Godin, Mr. McHenry, and Mr. Nish and the potential   demands of our activities.   See Item 13, “Certain Relationships and Related Transactions, and Director Independence."

The amount of time spent by Ms. Godin, Mr. McHenry and Mr. Nish on the activities of the Company is not predictable.  Such time may vary widely from an extensive amount when reviewing a target company to an essentially quiet time when activities of management focus elsewhere or some amount in between.  It is impossible to predict with any precision the exact amount of time Ms. Godin, Mr. McHenry and Mr. Nish will actually be required to spend to locate a suitable target company. Ms. Godin, Mr. McHenry and Mr. Nish estimate that the business plan of the Company can be implemented by devoting less than five hours per month but such figure cannot be stated with precision.

SEARCH FOR BUSINESS OPPORTUNITIES

Our search will be directed toward small and medium-sized enterprises, which have a desire to become reporting corporations and which are able to provide audited financial statements.  We do not propose to restrict our search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of our limited resources.   Our discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, and no assurance can be given that any acquisition, which does occur, will be on terms that are favorable to us or our current stockholders.

We may merge with a company that has retained one or more consultants or outside advisors. In that situation, we expect that the business opportunity will compensate the consultant or outside advisor. As of the date of this filing, there have been no discussions, agreements or understandings with any party regarding the possibility of a merger or acquisition between the Company and such other company. Consequently, we are unable to predict how the amount of such compensation would be calculated at this time. It is anticipated that any finder that the target company retains would be a registered broker-dealer.

We will not restrict our search to any specific kind of firm, but may acquire a venture, which is in its preliminary or development stage, one which is already in operation or in a more mature stage of its corporate existence. The acquired business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer.  We do not intend to obtain funds to finance the operation of any acquired business opportunity until such time as we have successfully consummated the merger or acquisition transaction. There are no loan arrangements or arrangements for any financing whatsoever relating to any business opportunities.

EVALUATION OF BUSINESS OPPORTUNITIES

The analysis of business opportunities will be under the supervision of our President, Secretary, and directors, who are not professional business analysts. In analyzing prospective business opportunities, management will consider such matters as available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable, but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or alternatively, acceptance of products, services, or trades; name identification; and other relevant factors.  In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of a variety of factors, including, but not limited to, the possible need to expand substantially, shift marketing approaches, change product emphasis, change or substantially augment management, raise capital and the like.  Management intends to meet personally with management and key personnel of the target business entity as part of its investigation.  To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.  Prior to making a decision to participate in a business opportunity, we will generally request that we be provided with written materials regarding the business opportunity containing as much relevant information as possible, including, but not limited to, such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, alternatively, service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during the relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available at that time, un-audited financial statements, together with reasonable assurance that audited financial statements would be able to be produced within a required period of time; and the like.

In the event we successfully complete the acquisition of or merger with an operating business entity, that business entity must provide audited financial statements for at least two most recent fiscal years or, in the event the business entity has been in business for less than two years, audited financial statements will be required from the period of inception.  Acquisition candidates that do not have or are unable to obtain the required audited statements may not be considered appropriate for acquisition.   We will not acquire or merge with any entity which cannot provide audited financial statements at or within a required period after closing of the proposed transaction.  The audited financial statements of the acquired company must be furnished within 15 days following the effective date of a business combination.

When a non-reporting company becomes the successor of a reporting company by merger, consolidation, exchange of securities, and acquisition of assets or otherwise, the successor company is required to provide in a Current Report on Form 8-K the same kind of information that would appear in a Registration Statement or an Annual Report on Form 10-K, including audited and pro forma financial statements.  The Commission treats these Form 8-K filings in the same way it treats the Registration Statements on Form 10 filings. The Commission subjects them to its standards of review selection, and the Commission may issue substantive comments on the sufficiency of the disclosures represented.  If we enter into a business combination with a non-reporting company, such non-reporting company will not receive reporting status until the Commission has determined that it will not review the 8-K filing or all of the comments have been cleared by the Commission.

                We believe that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current stockholders, acquisition candidates, which have long-term plans for raising capital through public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.  Acquisition candidates, who have a need for an immediate cash infusion, are not likely to find a potential business combination with us to be an attractive alternative. Nevertheless, we have not conducted market research and are not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity. We are unable to predict when we may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.  There can also be no assurances that we are able to successfully pursue a business opportunity.  In that event, there is a substantial risk to us that failure to complete a business combination will significantly restrict our business operation and force management to cease operations and liquidate the Company.

ACQUISITION OF A BUSINESS OPPORTUNITY

 In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, and reorganization, joint venture or licensing agreement with another entity. We may also acquire stock or assets of an existing business.  In connection with a merger or acquisition, it is highly likely that an amount of stock constituting control of the Company would either be issued by us or be purchased from our current principal stockholder by the acquiring entity or its affiliates, and accordingly, the shareholders of the target company, typically, become the majority of the shareholders of the combined company, the board of directors and officers of the target company become the new board and officers of the combined company and often the name of the target company becomes the name of the combined company.

There are currently no arrangements that would result in a change of control of the Company. It is anticipated that any securities issued as a result of consummation of a business combination will be issued in reliance upon one or more exemptions from registration under applicable federal and state securities laws to the extent that such exemptions are available.  In some circumstances, however, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.  If such registration occurs, of which there can be no assurance; it will be undertaken by the surviving entity after the Company has entered into an agreement for a business combination or has consummated a business combination and we are no longer considered a dormant shell company.  Until this occurs, we will not attempt to register any additional securities.

The issuance of substantial additional securities and their potential sale into any trading market may have a depressive effect on the market value of our securities in the future if such a market develops, of which there is no assurance.  There have been no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities. While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a "tax-free” reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

In order to obtain tax-free treatment, it may be necessary for the owners of the surviving entity to own 80% or more of the voting stock of the surviving entity.  In this event, our current shareholder would retain less than 20% of the issued and outstanding shares of the surviving entity, which could result in significant dilution in the equity of such shareholder.  However, treatment as a tax-free reorganization will not be a condition of any future business combination and if it is not the case, we will not obtain an opinion of counsel that the reorganization will be tax-free. With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our only shareholder will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets.

Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our shareholder at such time. We will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, outline the manner of bearing costs, including costs associated with our attorneys and accountants, and will include miscellaneous other terms.  It is anticipated that we will not be able to diversify, but will essentially be limited to the acquisition of one business opportunity because of our limited financing.  This lack of diversification will not permit us to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase our securities.  There are no present plans, proposals, arrangements or understandings to offer the shares of the post-merger companies to third parties if any mergers occur, and there is no marketing plan to distribute the shares of the post-merger companies to third parties.  Mr. Joseph C. Passalaqua has not had any preliminary contact, agreements or understandings with anyone to help sell these shares.

We intend to seek to carry out our business plan as discussed herein. In order to do so, we need to pay ongoing expenses, including particularly legal and accounting fees incurred in conjunction with preparation and filing of this registration statement, and in conjunction with future compliance with our on-going reporting obligations.

                We do not intend to make any loans to any prospective merger or acquisition candidates or unaffiliated third parties.

LIQUIDITY AND CAPITAL RESOURCES

It is the belief of management that sufficient working capital necessary to support and preserve the integrity of the corporate entity will be present. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.  Should this pledge fail to provide financing, we have not identified any alternative sources. Consequently, there is substantial doubt about our ability to continue as a going concern.

We have no current plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities prior to the location of a merger or acquisition candidate.  Accordingly, there can be no assurance that sufficient funds will be available to us to allow us to cover the expenses related to such activities.

Our need for capital may change dramatically because of any business acquisition or combination transaction.  There can be no assurance that we will identify any such business, product, technology or company suitable for acquisition in the future.  Further, there can be no assurance that we will be successful in consummating any acquisition on favorable terms or that we will be able to profitably manage the business, product, technology or company we acquire.

Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

Item 3.                Properties

We currently maintain a mailing address at 123 Parker Avenue, Liverpool, NY 13088.  Our telephone number there is (315) 703-9017. Other than this mailing address, we do not currently maintain any other office facilities, and do not anticipate the need for maintaining office facilities at any time in the near future. We pay no rent or other fees for the use of the mailing address as these offices are used virtually full-time by other businesses of our President, Ms. Godin. It is likely that we will not establish an office until we have completed a business acquisition transaction, but it is not possible to predict that arrangements will actually be made with respect to future office facilities.

We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4.                Security Ownership of Certain Beneficial Owners and Management

The  following  table  sets  forth  each  person  known  by the Company to be the beneficial  owner of five  percent or more of the  common  stock of the Company and the sole  director  and officer of the Company.  Each such person has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount of Beneficial	Percentage of Class*
	Ownership*
Amanda Godin, President	3,000,000	9%
123 Parker Avenue
Livepool, NY 13088
Garry McHenry, Secretary	3,000,000	9%
234 W. Foster Avenue
Palmyra, NY 14522
Devon Nish, Director	3,000,000	9%
7829 S. 2870 E.
Salt Lake City, UT 84121
Joseph Passalaqua	20,506,925	62%
106 Glenwood Dr. South
Liverpool, NY 13090

All executive officers and directors as a group	9,000,000	27%

*The amount is based on 32,999,903 shares of Common Stock outstanding as of June 2, 2009.

Item 5.                Directors and Executive Officers

Set forth below is the name of our sole director and officer.

Name	Age	Position(s) Held
Amanda Godin	24	President and a director
Garry McHenry	51	Secretary and a director
Devon Nish	71	Director

Both officers of the Company, Ms. Amanda Godin as President and Mr. Garry McHenry as Secretary will hold their positions at the pleasure of the board of directors.

Ms. Amanda Godin shall serve as our President until the next annual meeting of stockholders or until her prior death, resignation or removal and until any successors are duly elected and have qualified.

Mr. Garry McHenry shall serve as our Secretary until the next annual meeting of stockholders or until her prior death, resignation or removal and until any successors are duly elected and have qualified.

Mr. Devon Nish shall serve as our Director until the next annual meeting of stockholders or until her prior death, resignation or removal and until any successors are duly elected and have qualified.

            Directors will be elected for one-year terms at the annual stockholders meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.  There is no arrangement or understanding between Ms. Amanda Godin, Mr. Garry McHenry and Mr. Devon Nish and any other person pursuant to which they were or are to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current director to our board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Ms. Amanda Godin, Mr. Garry McHenry, and Mr. Devon Nish and any other directors and officers hereafter appointed or elected will devote their time to our affairs on an as needed basis, this, depending on the circumstances, could amount to as little as two hours per month, or more than forty hours per month, but more than likely will encompass less than five (5) hours per month.  There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors is acting on behalf of, or will act at the direction of, any other person.

Amanda Godin

Amanda Godin, age 24, was a sales consultant for the Coffee Place from January 2004 until September 2004.  She managed the Coffee Pavilion from September 2004 to February of 2005.  Ms. Godin was employed by NYS Senator John D. Francisco from February 2005 until January 2006.  She worked for Kinney Pharmacy from January 2006 until 2007.  Ms. Godin has earned a General Education Diploma.  She is currently the President of Biolog, Inc.

Garry McHenry

Garry McHenry, age 51, was a Project Manager with Cabot Co. from June 2004 to June 2006, President of Digital Utilities, Inc. from June 2006 though March 26, 2009.  He is currently president of Digital Utilities Ventures, Inc.  Mr. McHenry is a graduate of Rochester Institute of Technology. He is currently the Secretary of Biolog Inc.

Devon Nish

Devon Nish, age 71 has been the Director of Biolog as of February 17, 2009.  He graduated with a Bachelors of Science from Utah State University in Logan, Utah with 40 additional credits in Accounting from the University of Utah.  He has been a management auditor with the State of Utah the last 5 years. He is currently the Director of Biolog Inc.

Audit Committee and Financial Expert

We do not have an Audit Committee.  Ms. Amanda Goodin, the President, performs some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.  We do not currently have a written audit committee charter or similar document.

We have no financial expert.  We believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no business operations, management believes the services of a financial expert are not warranted.

Code of Ethics

                A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
2.	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
3.	Compliance with applicable governmental laws, rules and regulations;
4.	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
5.	Accountability for adherence to the code.

                We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  Because we only have two officers and  three directors, many of the roles typically assumed by a principal executive officer, principal financial officer, principal accounting officer or controller or persons performing such functions are assumed by our small management team.

Nominating Committee

                 We do not have a Nominating Committee or Nominating Committee Charter.  Ms. Amanda Goodin, our President, performs some of the functions associated with a Nominating Committee.  We have elected not to have a Nominating Committee in that we are a development stage company with limited operations and resources.

Conflicts of Interest

Ms. Godin, Mr. McHenry, and Mr. Nish will only devote a small portion of their time to affairs of the Company.  There will be occasions when the time requirements of our business conflict with the demands of their other business and investment activities.  Such conflicts may require that we attempt to employ additional personnel.  There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

The officers, directors and principal shareholders of the Company may actively negotiate for the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction.  It is anticipated that a substantial premium may be paid by the purchaser in conjunction with any sale of shares by our officers, directors and principal shareholders made as a condition to, or in connection with, a proposed merger or acquisition transaction.  The fact that a substantial premium may be paid to members of our management to acquire their shares creates a conflict of interest for them and may compromise their state law a fiduciary duty to our other shareholders.  In making any such sale, members of our management may consider their own personal pecuniary benefit rather  than  the  best  interests  of  the  Company  and  our other shareholders, and the other shareholders are not expected to be afforded the opportunity  to  approve  or  consent  to  any  particular  buy-out  transaction involving shares held by members of our management.

It is not currently anticipated that any salary, consulting fee, or finders fee shall be paid to any of our directors or executive officers, or to any  other  affiliate  of  the  Company  except  as  described  under  Executive Compensation below. Although management has no current plans to cause the Company to do so, it is possible  that we will enter into an agreement with an  acquisition  candidate  requiring  the sale of all or a portion of the common stock held by our current principal stockholder to the acquisition candidate or principals  thereof, or to other individuals or business entities, or requiring some other form of payment to our current  principal stockholder, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by our current principal stockholder to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholder. Any payment to our current principal stockholder in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

Item 6.                Executive Compensation

None of our officers or directors has received any cash remuneration. Officers will not receive any remuneration upon completion of an offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than a few hours a week to our affairs.

It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

There is no understanding or agreement regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Item 7.                Certain Relationships and Related Transactions, and Director Independence

A major shareholder of the Company, Joseph Passalaqua, has advanced the Company $1,317.  The advance not accruing any interest and has no set repayment date.  As of December 31, 2008 the Company owed $1,317 related to this advance.

On February 12, 2009, 506,925 shares of Common Stock were issued to Joseph Passalaqua in exchange for the forgiveness of debt of the $1,317 advance.  As of March 31, 2009, the Company owed $0 related to this advance.

Independent Directors

Our Board of Directors is currently comprised of three directors, namely Ms. Amanda Godin, Mr. Garry McHenry, and Mr. Devon Nish, all of whom are not independent directors, as such term is defined under the rules of the Nasdaq Stock Market.

Item 8.                Legal Proceedings

We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholders Matters

Market Price

There is no trading market for our common stock at present and there has been no trading market to date.  There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

Options, Warranties and Other Equity Items

There  are  no  outstanding  options  or  warrants  to  purchase,  nor  any securities convertible into, the our common shares.  Additionally, there are no shares that could be sold pursuant to Rule 144 under the Securities Act or that we had agreed to register under the Securities Act for sale by security holders.  Further, there are no common shares of the Company being, or proposed to be, publicly offered by the Company.

Holders

As of June 9, 2009, there are 932 shareholders of our common stock.

Dividends

We have not paid any dividends to date, and has no plans to do so in the near future.

Item 10.	Recent Sales of Unregistered Securities

On February 12, 2009, 506,925 shares of Common Stock were issued to Joseph Passalaqua in exchange for the extinguishment of due to shareholder of the $1,317 advance.

On May 29, 2009, 32,000,000 shares of Common Stock were issued in exchange for consulting services. Amanda Godin, President, was issued 3,000,000 shares of Common Stock.  Garry McHenry, Secretary, was issued 3,000,000 shares of Common Stock. Devon Nish, Director, was issued 3,000,000 shares of Common Stock.  Kevin Kopaunik, Fidelity Stock Transfer Company, was issued 3,000,000 shares of Common Stock.  Joseph Passsalaqua, a major shareholder, was issued 20,000,000 shares of Common Stock.

Item 11.	Description of Registrant’s Securities to be Registered

We are authorized by our Amended and Restated Articles of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000,000 are shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

As of June 9, 2009, 32,999,903 shares of common stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Amended and Restated Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

Item 12.	Indemnification of Directors and Officers

Section 16-10a-901 through 909 of the Utah Revised Business Corporation Act authorizes a corporation's board of directors or a court to award indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred, including counsel fees) arising under the Securities Act of 1933. A director of a corporation may only be indemnified if: (1) the conduct was in good faith; and (2) the director reasonably believed that the conduct was in or not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe the conduct was unlawful. A corporation may not indemnify a person under the Utah Act unless and until the corporation's board of directors has determined that the applicable standard of conduct set forth above has been met.

The Company's Amended and Restated Articles of Incorporation do not provide for any additional or different indemnification procedures other than those provided by the Utah Act, nor has the Company entered into any indemnity agreements with its current directors and officers regarding the granting of other or additional or contractual assurances regarding the scope of the indemnification allowed by the Utah Act. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company regarding which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims of indemnification. The Company has not obtained director's and officer's liability insurance, although the board of directors of the Company may determine to investigate and, possibly, acquire such insurance in the future.

Item 13.	Financial Statements and Supplementary Data

Our consolidated financial statements for the years ended December 31, 2007 and December 31, 2008, including the notes thereto, together with the report of independent certified public accountants thereon, are presented beginning at page F-1.

Item 14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15.	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to Articles of Incorporation (Profit)
3.2	By-laws

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOLOG, INC.

Date: June 10, 2009

By:	/s/Amanda Godin
Name: Amanda Godin
Title: President and director

By:	/s/Garry McHenry
Name: Garry McHenry
Title: Secretary and director

By:	/s/Devon Nish
Name: Devon Nish
Title: Director

CONTENTS

Page

Balance Sheets
March 31, 2009
and December 31, 2008 (Unaudited)	F-1

Statements of Operations
For the three months ended March 31, 2009 and 2008 and for the period from inception on February 18, 1927 to March 31, 2009(Unaudited)	F-2

Statement of Stockholders' Equity from inception on February 18, 1927
through March 31, 2009 (Unaudited)	F-3

Statements of Cash Flows
For the three months ended March 31, 2009 and 2008 and for the period from inception on February 18, 1927 to March 31, 2009(Unaudited)	F-4

Notes to Financial Statements (Unaudited)	F5-6

BIOLOG INC.
(A Development Stage Company)
BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2009	2008
ASSETS
Current Assets:
Cash	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities:
Accounts payable	$15,170	$15,170
Due to related party	-	1,317

Total Liabilities	15,170	16,487

Stockholders’ (Deficit)
Preferred Stock, par value $0.001,
10,000,000 shares Authorized, 0 shares Issued and	-	-
Outstanding March 31, 2009 and December 31, 2008
Capital stock
Common Stock, par value $0.001,
100,000,000 shares Authorized,
999,903 and 492,978 shares Issued and
Outstanding March 31, 2009, December 31, 2008	1,000	493
Additional paid-in capital	317	(493)
Deficit accumulated during the development stage	(16,487)	(16,487)

Total Stockholders’ (Deficit)	(15,170)	(16,487)

TOTAL LIABILITIES AND STOCKHOLDER'S (DEFICIT)	$-	$-

See the accompanying notes to the financial statements

F-1

BIOLOG, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		Period from February
	March 31,	March 31,	18, 1927 (Inception) Through March 31,
	2009	2008	2009

Expenses
General and administrative expense	$-	$-	$16,487
Net Loss	$-	$-	$(16,487)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)	N/A

Weighted Average Shares
Outstanding – Basic and Diluted	757,706	492,978	N/A

See the accompanying  notes to the financial statements

F-2

BIOLOG, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS'
EQUITY (DEFICIT)
(UNAUDITED)

				Deficit
				Accumulated
				During the	Total
			Additional
	Common Stock Shares	Amount	Paid-in Capital	Development Stage	Stockholders' Equity (Deficit)

Capital stock issued since February 18, 1927	492,978	$493	$(493)	$-	$-

Net Loss for the year	-	-	-	(15,170)	(15,170)

Balance as of December 31, 2007	492,978	493	(493)	(15,170)	(15,170)

Net Loss for the year	-	-	-	(1,317)	(1,317)

Balance as of December 31, 2008	492,978	493	(493)	(16,487)	(16,487)

Capital stock Issued for extinguishment
of Due to Shareholder at $0.001 per share	506,925	507	810	-	1,317
Net Loss for the period	-	-	-	-	-

Balance as of March 31, 2009	999,903	$1,000	$317	$(16,487)	$(15,170)

See the accompanying notes to the financial statements

F-3

BIOLOG, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For
	the		Period from February 18,
	Three Months Ended		1297 (Inception) Through
	March 31,		March 31,
	2009	2008	2009

OPERATING ACTIVITIES:
Net Loss	$-	$-	$(16,487)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Increase (Decrease) in Accounts Payable	-	-	15,170
Net Cash (Used in) Operating Activities	-	-	(1,317)

FINANCING ACTIVITIES
Proceeds from shareholders’ advance	-	-	1,317
Net Cash Provided by (used in) Financing Activities	-	-	1,317

Net change in Cash	-	-	-
Cash at Beginning of Period	-	-	-

Cash at End of Period	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Common shares issued for extinguishment of due to shareholder	$1,317	$-	$1,317

See the accompanying notes to the financial statements

F-4

BIOLOG, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - Basis of Presentation

The accompanying unaudited interim financial statements of Biolog have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Biolog’s audited 2008 annual financial statements and notes thereto filed in the same Form 10 here. In the opinion of management, all adjustments, consisting of normal reoccurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods present have been reflected herein. The results of operation for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Biolog’s fiscal 2008 financial statements have been omitted.

NOTE 2 - Going Concern

These financial statements have been prepared on a going concern basis, which implies Biolog will continue to realize its asset and discharge its liabilities in the normal course of business. Biolog has never generated revenue since inception and is unlikely to generate earnings in the immediate or foreseeable future. The continuation of Biolog as a going concern is dependent upon the continued financial support from its shareholders, the ability of Biolog to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As of March 31, 2009, Biolog has accumulated losses since inception. These factors raise substantial doubt regarding Biolog’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Biolog be unable to continue as a going concern.

F-5

NOTE 3 – RELATED PARTY TRANSACTIONS

An Officer of the Company, Joseph Passalaqua, has advanced the Company $1,317.  The advance not accruing any interest and has no set repayment date.  As of December 31, 2008 the Company owed $1,317 related to this advance.

On February 12, 2009, 506,925 shares of Common Stock were issued to Joseph Passalaqua in exchange for the forgiveness of debt of the $1,317 advance.  As of March 31, 2009, the Company owed $0 related to this advance.

NOTE 4 – COMMON STOCK TRANSACTIONS

On February 12, 2009, 506,925 shares of Common Stock were issued to Joseph Passalaqua in exchange for the extinguishment of due to shareholder of the $1,317 advance.

As of March 31, 2009 the Company has 100,000,000 shares of common stock authorized at $0.001 par value per share and 100,000,000 shares of common stock issued and outstanding.

On February 17, 2009, our stockholders approved an amendment to our articles of incorporation to effect a 1 for 100 reverse stock split (the “Reverse Split”) of our common stock, $.001 par value per share. The effective date of the reverse split was April 20, 2009 and has been retroactively reflected in the accompanying financial statements. Upon effectiveness of the Reverse Split, each stockholder received one share of common stock for every 100 shares of common stock owned and outstanding as of the record date. The Reverse Split does not affect the number of shares of common stock authorized for issuance. All share and per share information has been retroactively adjusted to reflect the reverse stock split.

NOTE 5– SUBSEQUENT EVENTS

Subsequent to the quartered ended March 31, 2009, Biolog issued 32,000,000 common shares to its officers for the services provided to the company.

F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Biolog, Inc.
Liverpool, New York

We have audited the accompanying balance sheets of Biolog, Inc. (the “Company”), as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of its operations and its cash flows for years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, The Company has suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas
June 09, 2009

CONTENTS

BIOLOG INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash	$-	$-

Total Assets	$-	$-

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities:
Accounts payable	$15,170	$15,170
Due to related party	1,317	-

Total Liabilities	16,487	15,170

Stockholders’ (Deficit)
Preferred Stock, par value $0.001, 10,000,000 shares Authorized, 0 shares Issued and Outstanding December 31, 2008 and 2007	-	-
Capital stock
Common Stock, par value $0.001, 100,000,000 shares Authorized, 492,978 shares Issued and Outstanding	493	493
Additional paid-in capital	(493)	(493)
Deficit accumulated during the development stage	(16,487)	(15,170)

Total Stockholders’ (Deficit)	(16,487)	(15,170)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$-	$-

See the accompanying summary of accounting policies and notes to the financial statements

BIOLOG, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	For the		Period from February
	Year Ended	For the Year Ended	18, 1927 (Inception)
	December 31,	December 31,	Through
	2008	2007	December 31, 2008
		(Unaudited)
Expenses
General and administrative expense	$1,317	$15,170	$16,487
Net Loss	$(1,317)	$(15,170)	$(16,487)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.03)	N/A

Weighted Average Shares
Outstanding – Basic and Diluted	492,978	492,978	N/A

See the accompanying summary of accounting policies and notes to the financial statements

BIOLOG, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity (Deficit)

Capital stock issued since February 18, 1927 (Inception)	492,978	$493	$(493)	$-	$-
Net Loss for 2007	-	-	-	(15,170)	(15,170)

Balance as of December 31, 2007	492,978	493	(493)	(15,170)	(15,170)

Net Loss for the year	-	-	-	(1,317)	(1,317)

Balance as of December 31, 2008	492,978	493	(493)	(16,487)	(16,487)

See the accompanying summary of accounting policies and notes to the financial statements

BIOLOG, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,		Period from February 18, 1927 (Inception) Through
	2008	2007	December 31, 2008
			(Unaudited)
OPERATING ACTIVITIES:
Net Loss	$(1,317)	$(15,170)	$(16,487)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Increase (Decrease) in Accounts Payable	-	15,170	15,170
Net Cash (Used in) Operating Activities	(1,317)	-	(1,317)

FINANCING ACTIVITIES
Proceeds from shareholders’ advance	1,317	-	1,317
Net Cash Provided by (used in) Financing Activities	1,317	-	1,317

Net change in Cash	-	-
Cash at Beginning of Period	-		-

Cash at End of Period	$-	$-	-

Supplemental disclosures:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

Common shares issued for extinguishment of due to shareholder	$-	$-	$-

See the accompanying summary of accounting policies and notes to the financial statements

BIOLOG, INC.

(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, NATURE OF OPERATION AND GOING CONCERN

Organization and Basis of Presentation

The Company, originally named “National Treasure Mines Company” or “NTM” was originally incorporated on February 18, 1927 under the laws of the State of Utah. Its original purpose was to engage in, carry on, and conduct a general mining business in the State of Utah.

On October 31, 1986 the Company approved the merger and reorganization between “National Treasure Mines Company” and “Roskamp Manley Associates Inc.” or “RMA”, a California corporation.  RMA remained a wholly-owned subsidiary of NTM until RMA did not renew their business charter in California and ceased to exist.

On December 18, 1986, the Company filed Amended Articles of Incorporation and changed the name of the Company to “N.T.M. Inc.” under the laws of the State of Utah.

 On June 29, 1994, The Company completed an acquistion of Larson # 11-28 and Zadow # 23-34, two wells in Radcliff and Mission Canyon in the state of Montana.  These wells were considered to be non-performing and were disposed, they do not remain assets of the Company.  Being unable to achieve its intended purpose, the company ceased operations and became dormant in 1995 having no assets or liabilities.

The Company remained in this condition until in November 4, 2004, an Application for Reinstatement was completed and filed with the State of Utah.  On December 15, 2004 an Amended and Restated Articles of Incorporation was filed under the laws of the State of Utah, the name of the Company was changed to “Biolog, Inc”.  Since 2004, the Company has not commenced any operations.

On January 22, 2009 an Application of Reinstatement was filed with the State of Utah.

On February 17, 2009 the Amendment to the Articles of Incorporation was adopted by the Company that vacated the all the previous Articles of Incorporation in their entirety.  The Amendment to the Articles of Incorporation was filed on April 20, 2009 with the State of Utah and effective retroactively.

The Company has not commenced any operations and has no products or services as of December 31, 2008.

BIOLOG, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Nature of Operations and Going Concern

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a “going concern”, which assume that Biolog, Inc. (hereto referred to as the “Company”) will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast substantial doubt about the Company’s ability to continue as a going concern.  The Company has incurred cumulative net losses of approximately $(16,487) as of  December 31, 2008, has no revenues and requires additional financing in order to finance its business activities on an ongoing basis.  The Company’s future capital requirements will depend on numerous factors including, but not limited to, continued progress in finding a merger candidate and the pursuit of business opportunities. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a going concern.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern.  While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.  If the Company were unable to continue as a “going concern,” then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

BIOLOG, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Financial Instruments

The Company’s financial assets and liabilities consist of cash and accounts payable. Except as otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the sort-term maturities of these instruments.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No.109, “Accounting for Income Taxes.”  SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Loss per Share

Basic loss per share has been computed by dividing the loss for the period applicable to the common stockholders by the weighted average number of common shares outstanding during the years.  There were no common equivalent shares outstanding during the years ended December 31, 2008 and 2007.

BIOLOG, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Reverse Stock split

On February 17, 2009, our stockholders approved an amendment to our articles of incorporation to effect a 1 for 100 reverse stock split (the “Reverse Split”) of our common stock, $.001 par value per share. The effective date of the reverse split was April 20, 2009 and has been retroactively reflected in the accompanying financial statements. Upon effectiveness of the Reverse Split, each stockholder received one share of common stock for every 100 shares of common stock owned and outstanding as of the record date. The Reverse Split does not affect the number of shares of common stock authorized for issuance. All share and per share information has been retroactively adjusted to reflect the reverse stock split.

Stock-Based Compensation

The company accounts for stock based compensation in accordance with the provisions of SFAS No. 123 (R), which requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award.

BIOLOG, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

Recent Accounting Standards

The Company does not believe the recent accounts standards would have any material impact to its financial statements.

NOTE 3 - INCOME TAXES

The Company uses the asset and liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Historically, the Company had net operating loss carryforward. However, a change of control occurred in May 2009 that caused IRC Sec 382 limitation on untililation of the NOLs. In management, estimate, almost none of the NOLs will be able to be used.  As a result, there were no tax provisions and deferred tax assets recorded as of December 31, 2008 and 2007 and for the years then ended.

NOTE 4 – COMMITMENTS

As of March 31, 2009 and December 31, 2008 and 2007, all activities of the Company have been conducted by corporate officers from either their homes or business offices.  Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

BIOLOG, INC.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS

NOTE – 5 – ACCONTS PAYABLE

In 2007 the Company incurred a liability to Fidelity Stock Transfer in the amount of $15,170, which is still due.

NOTE 6 – RELATED PARTY TRANSACTIONS

An Officer of the Company, Joseph Passalaqua, has advanced the Company $1,317.  The advance not accruing any interest and has no set repayment date.  As of December 31, 2008 the Company owed $1,317 related to this advance.

NOTE 7 – COMMON STOCK TRANSACTIONS

As of December 31, 2008 and 2007 the Company has 100,000,000 shares of common stock authorized at $0.001 par value per share and 492,978 shares of common stock issued and outstanding.

On February 12, 2009, 506,925 shares of Common Stock were issued to Joseph Passalaqua in exchange for the extinguishment of due to shareholder of the $1,317 advance.

On February 17, 2009, our stockholders approved an amendment to our articles of incorporation to effect a 1 for 100 reverse stock split (the “Reverse Split”) of our common stock, $.001 par value per share. The effective date of the reverse split was April 20, 2009 and has been retroactively reflected in the accompanying financial statements. Upon effectiveness of the Reverse Split, each stockholder received one share of common stock for every 100 shares of common stock owned and outstanding as of the record date. The Reverse Split does not affect the number of shares of common stock authorized for issuance. All share and per share information has been retroactively adjusted to reflect the reverse stock split.

On May 29, 2009 the Company issued 32,000,000 shares of common stock at $0.001 par value for services rendered to Officers, Directors and Consultants of the Company.

NOTE 8– PREFERRED STOCK TRANSACTIONS

As of December 31, 2008 and 2007 the Company had 0 shares of preferred stock authorized and outstanding.

On February 17, 2009 the Company amended the Articles of Incorporation and authorized 10,000,000 shares of Preferred Stock.

NOTE 9- SUBSEQUENT EVENTS:

See Note 7 for shares issues subsequent to December 31, 2008.